POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond Charest, Alexia Pearsall and Jonathan J. Fleming, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all instruments, certificates and documents required to be executed on behalf of himself as an individual or in his capacity as a general partner or authorized signatory, as the case may be, on behalf of any of Oxford Bioscience Partners IV L.P., mRNA II L.P., or OBP Management IV L.P., pursuant to section 13 or 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-laws of the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, or may have done in connection with the matters described above.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 8th day of April, 2004.

                               OXFORD BIOSCIENCE PARTNERS IV L.P.

                               by its General Partner, OBP MANAGEMENT IV L.P.

By: /s/ Jonathan Fleming

Name:  Jonathan J. Fleming

Title:  General Partner

    MRNA FUND II L.P.

    By its General Partner, OBP MANAGEMENT IV L.P.

By: /s/ Jonathan Fleming

    Name:  Jonathan J. Fleming

    Title:  General Partner

    OBP MANAGEMENT IV L.P.

By:/s/ Jonathan Fleming     ______

    Name:  Jonathan J. Fleming

    Title:  General Partner

/s/ Jeffrey T. Barnes     ______

    Jeffrey T. Barnes

/s/ Mark P. Carthy

    Mark P. Carthy

/s/ Jonathan J. Fleming

    Jonathan J. Fleming

/s/ Michael E. Lytton

    Michael E. Lytton

/s/ Alan G. Walton

    Alan G. Walton